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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT


The Company's wholly-owned subsidiary is as follows:

     QCS Development Company S.A.
     BP 037
     06901 Sophia Antipolis Cedex
     France